UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

SMG INDIUM RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Ave., 16th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 984-0635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 10, 2011, the Audit Committee of SMG Indium Resources Ltd. (“The Company”) determined, after discussions with its Chief Financial Officer, that the financial statements included in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2011, as filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2011, should not be relied upon. The Company has determined to restate the financial statements for the period ending June 30, 2011 to record an adjustment to the shares of common stock and warrants issued to the Class A Common Stockholders at the time of the Company’s Initial Public Offering (“IPO”) as a preferred stock dividend instead of a stock split as initially reported on the Form 10-Q for the quarter ended June 30, 2011. There is no impact on the Company’s cash position as the dividend is a non-cash item. The Audit Committee and the Chief Financial Officer of the Company discussed this matter with its independent registered public accountants.

The Class A Common Stockholders were entitled to an adjustment at the time the Company’s IPO was declared effective reflecting: (i) a 20% increase in shares and warrants associated with the Company’s failure to complete an IPO within a certain timeframe, plus (ii) an NMV adjustment which is computed by multiplying the number of kilograms of indium held by the Company by the trailing three month average spot price for indium at the time of the IPO as published by Metal Bulletin PLC as posted on Bloomberg L.P., plus cash and other assets, less any liabilities. As a result of the required adjustment, the Company issued the equivalent of an additional 471,951 shares of common stock and warrants to the Class A Common Stockholders upon the consummation of the IPO in May 2011. In the Company’s Form 10-Q for the quarter ended June 30, 2011, the Company recorded this issuance as a stock split.  The Company has now determined that the adjustment should have been recorded as a preferential dividend. The Company’s condensed balance sheet and statement of changes in stockholders’ equity as of June 30, 2011 will be restated to reflect a preferential dividend of $2,359,755 resulting in an increase to accumulated deficit and a corresponding increase to additional paid-in capital. There is no effect on the condensed statement of cash flows as the dividend was a non-cash item. The Company’s net loss per common share for the three months and six months ended June 30, 2011 will be adjusted to reflect the preferential dividend as follows:

	Three Months Ended	Six Months Ended
	June 30, 2011	June 30, 2011
	(As Restated)	(As Restated)

Net Loss, as previously reported	$(716,545)	$(897,952)

Preferential Dividend to Class A Common Stockholders	(2,359,755)	(2,359,755)

Net Loss Applicable to Common Stockholders	$(3,076,300)	$(3,257,707)

Net Loss per Common Share - Basic and Diluted,
as restated	$(0.80)	$(1.62)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	3,852,840	2,014,135

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2011	SMG INDIUM RESOURCES LTD.

	By:	/s/ Alan C. Benjamin
Name: Alan C. Benjamin
Title: Chief Executive Officer